SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials





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

                                                                     PRELIMINARY

                                     [LOGO]

                               FOSTER WHEELER LTD.

                      NOTICE OF ANNUAL SHAREHOLDER MEETING
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2002
                         ------------------------------

     The annual meeting of shareholders of Foster Wheeler Ltd. will be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, on May 22, 2002, at 9:30 a.m. for the following purposes:

     1.   To elect four directors.

     2. To act upon a proposal to amend Bye-law 10(4) to change the retirement age for directors.

     3.   To act upon a proposal to amend the 1995 Stock Option Plan.

     4. To ratify the appointment of PricewaterhouseCoopers LLP as Foster Wheeler Ltd.'s independent accountants for 2002.

     5. To address any other matters that properly come before the annual meeting and any adjournments or postponements of the annual meeting.

     All holders of record of Foster Wheeler Ltd. common stock at the close of business on March 25, 2002, are entitled to notice of, and to vote at the meeting and any postponements or adjournments of the meeting.

     Admission to the annual meeting will be by ticket only. If you are a registered shareholder planning to attend the meeting, please check the appropriate box on the proxy card or, if you vote by Internet or telephone, indicate your plans to attend when prompted. In all cases, retain the bottom portion of the proxy card as your admission ticket to the meeting. If you are a shareholder whose shares are held through an intermediary such as a bank or broker, follow the instructions in the proxy statement to obtain a ticket.

                                 By Order of the Board of Directors



                                 LISA FRIES GARDNER
                                 VICE PRESIDENT & SECRETARY
April 19, 2002



YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD. SHAREHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE BOX ON THE PROXY CARD OR INDICATE YOUR ATTENDANCE WHEN VOTING BY INTERNET OR TELEPHONE.

                               FOSTER WHEELER LTD.
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                       -----------------------------------

                                 PROXY STATEMENT
                       -----------------------------------
                   For the 2002 Annual Meeting of Shareholders
                             to be held May 22, 2002
                       -----------------------------------


                               GENERAL INFORMATION


     This proxy statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the board of directors of Foster Wheeler Ltd. (hereinafter the "Company" or "Foster Wheeler") to be voted at the Company's Annual Meeting of Shareholders to be held on May 22, 2002, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are being sent to shareholders on or about April 19, 2002.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the board of directors. A proxy may be revoked by signing another proxy card with a later date and returning it to us prior to the meeting, voting again by telephone or on the Internet prior to the meeting, or attending the meeting in person and casting a ballot.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001 is enclosed with this proxy statement. In addition, the Annual Report on Form 10-K is also available on Foster Wheeler's web site at http://www.fwc.com. The Summary Annual Report will be mailed at a later date.

     The board of directors has fixed the close of business on March 25, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 25, 2002, the outstanding voting securities of the Company consist of 40,771,560 common shares, $1.00 par value, holders of which are entitled to one vote per share.

     Admission to the annual meeting will be by ticket only. For registered shareholders, the bottom portion of the proxy card enclosed with the proxy statement is your Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your stock, confirming beneficial ownership.

                                 ANNUAL MEETING

TIME, DATE AND PLACE

     The annual meeting of Foster Wheeler shareholders will be held at 9:30 a.m. on Wednesday, May 22, 2002, at the offices of the Company located at Perryville Corporate Park, Clinton, New Jersey.

RECORD DATE

     Only shareholders of record at the close of business on March 25, 2002, as shown in Foster Wheeler's records, will be entitled to vote, or to grant proxies to vote, at the annual meeting.

VOTING PROCEDURE

     Pursuant to the Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on a proposal, or to withhold authority to vote for one or more of the nominees for director. The Company's bye-laws require the presence of a quorum for the annual meeting.

QUORUM

     The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Foster Wheeler common shares entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business.

PROXIES

     A proxy card was sent to each Foster Wheeler shareholder who held shares as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of three ways which are explained in the next section entitled "How You Can Vote". If you hold shares through someone else, such has a stockbroker, in the name of a bank, or other nominee, you will get material from that firm regarding voting instructions. Check the voting form provided to you to see if they offer Internet or telephone voting.

     If you have timely submitted a properly executed proxy and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy and have not clearly indicated your votes, your shares will be voted FOR the election of the four nominees as directors, the proposal to amend Bye-law 10(4), the proposal to amend the 1995 Stock Option Plan, and to approve the ratification of PricewaterhouseCoopers LLP as independent accountants.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment.

HOW YOU CAN VOTE

     You may vote by proxy or in person at the meeting. If your shares are held in your name, you can vote by proxy in three convenient ways:

VOTE BY TELEPHONE:

     You can vote your shares by telephone by calling toll-free 1-800-435-6710 (at no cost to you) shown on your proxy card. You will need to provide the 11-digit control number contained on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote instructions have been properly recorded. In order for your vote to be represented at the annual meeting, your vote must be received by 4:00 p.m. Eastern Time the business day prior to the annual meeting. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket.

VOTE BY INTERNET:

     You can also choose to vote on the Internet. The web site for voting is http://www.eproxy.com/fwc. You will need to provide the 11-digit control number contained on your proxy card. Internet voting is available 24 hours a day, seven days a week. In order for your vote to be represented at the annual meeting, your vote must be received by 4:00 p.m. Eastern Time the business day prior to the annual meeting. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by Internet, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket.

VOTE BY MAIL:

     If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope, you should mail your proxy card to Mellon Investor Services LLC, Proxy Processing, P. O. Box 3865, South Hackensack, New Jersey 07606-3865.

     If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

REVOCATION OF PROXY

     If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to Mellon Investor Services LLC prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot. If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

VALIDITY

     The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxies. Their determination will be final and binding. The board of directors of Foster Wheeler has the right to waive any irregularities or conditions as to the manner of voting. Foster Wheeler may accept your proxy by any form of communication so long as the Company is reasonably assured that the communication is authorized by you.

SOLICITATION OF PROXIES

     The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. Solicitation of individual shareholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by officers and regular employees of the Company who will receive no additional compensation therefor. In addition, the Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies from brokers and nominees at a cost of $7,500 plus out-of-pocket expenses. The Company will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

REQUISITE VOTE

     Election of the nominees for director requires a plurality of the votes cast at the annual meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Approval of the amendment of Bye-law 10(4) and the amendment of the 1995 Stock Option Plan each require a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast.

     Ratification of the Company's independent accountants requires the affirmative vote of a majority of the votes cast at the annual meeting.
Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the Company's independent accountants.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     In accordance with the Company's Bye-laws and pursuant to a resolution adopted by the board of directors on February 26, 2002, the board of directors was divided into three classes, with one class of directors to be selected each year for a three year term. The four nominees for election for terms expiring in 2005 are directors who were appointed without a shareholder vote to fill vacancies on the board of directors. The board of directors specifically arranged the classes of directors in order to give shareholders the earliest opportunity to vote on directors who had not previously stood for election.

     In order to keep the size of the classes of the board of directors approximately equal, certain directors who would have stood for election this year (if their term of office had carried over from their election prior to the reorganization) will stand for election next year. Although the original intent of the board of directors was to have all directors carry-over their term of office, the board subsequently decided that it was in the best interest of the shareholders to allow them to vote on directors appointed to the board (including the Chairman) at the earliest opportunity.

     The proxy agents of the board of directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the board of directors will either reduce the size of the board, or select substitute nominees after identifying suitable candidates. The bye-laws provide that the board of directors shall consist of not less than three and not more than twenty directors as shall be fixed from time to time by the board. The board of directors has resolved that eleven directors will comprise the full board.

     Following is the name, principal occupation, age, and certain other information, as of March 25, 2002, for each director nominee and other directors serving unexpired terms.

NOMINEES FOR ELECTION AT THIS MEETING

VICTOR A. HEBERT

     Mr. Hebert is a Member of the law firm Heller Ehrman White & McAuliffe LLP, which he joined in 1962. He is a Director and Deputy Chairman of London Pacific Group Limited, a financial services company. Mr. Hebert, who is 64 years old, became a director of the Company in February 2002.

JOSEPH J. MELONE

     Mr. Melone is the former President and Chief Executive Officer of The Equitable Companies Inc. and the former Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, a provider of insurance and financial services. He is also a director of BISYS Group, Inc. and Horace Mann Educators Corporation. Mr. Melone, who is 70 years old, became a director of the Company in September 1988.

RAYMOND J. MILCHOVICH

     Mr. Milchovich has been the Chairman, President and Chief Executive Officer of the Company since October 2001. Formerly, he was the Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation, a leading producer and marketer of alumina, aluminum and aluminum fabricated products, and Kaiser Aluminum & Chemical Corporation ("KACC") since January 2000. Mr. Milchovich was President of Kaiser Aluminum Corporation and KACC since July 1997. He also served as Chief Operating Officer of Kaiser Aluminum Corporation and of KACC from July 1997 through May and June 2000, respectively. Prior to that time, he held several executive positions with Kaiser Aluminum Corporation and its subsidiaries. Mr. Milchovich, who is 52 years old, became a director of the Company in October 2001.

JAMES E. SCHESSLER

     Mr. Schessler has been the Senior Vice President of the Company since May 2001. He previously served as Vice President - Human Resources and Administration. Since 1977, he has held several executive positions with the Company and its subsidiaries. Mr. Schessler, who is 56 years old, became a director of the Company in May 2001.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES.

SIMILAR INFORMATION ON CONTINUING DIRECTORS

EUGENE D. ATKINSON

     Mr. Atkinson is a Managing Partner with RHJ Industrial Partners, a private equity firm. He was previously a Limited Partner with Goldman, Sachs & Co., an investment banking provider, and Chairman of Goldman Sachs (International) from December 1990 to May 1999. Mr. Atkinson, who is 57 years old, became a director of the Company in 1995. His term expires in 2004.

JOHN P. CLANCEY

     Mr. Clancey is Chairman of Maersk Sealand, a transportation provider, and has held such office since December 1999. From August 1991 to December 1999, he was the President and Chief Executive Officer of Sea-Land Service Inc., a transportation provider. He is also a director of UST Inc. Mr. Clancey, who is 56 years old, became a director of the Company in 1999. His term will expire in 2003.

DAVID J. FARRIS

     Mr. Farris retired in June 1998 as Chief Operating Officer of Beneficial Corp. and President and Chief Executive Officer of Beneficial Management Corp., a financial services company. He held those positions since July 1987. Mr. Farris, who is 66 years old, became a director of the Company in 1996. His term will expire in 2003.

E. JAMES FERLAND

     Mr. Ferland has been Chairman of the Board, President and Chief Executive Officer of Public Service Enterprise Group Incorporated and Chairman of the Board and Chief Executive Officer of Public Service Electric and Gas Company, a provider of utilities, since 1986. He is also a director of Public Service Enterprise Group Incorporated. Mr. Ferland, who is 59 years old, became a director of the Company in 1993. His term will expire in 2004.

MARTHA CLARK GOSS

     Ms. Goss is the former Chief Financial Officer of The Capital Markets Company, a provider of global business and technology solutions. From 1995 to 1999, she was Vice President and Chief Financial Officer of Booz, Allen & Hamilton Inc., a management consulting firm. Ms. Goss, who is 52 years old, became a director of the Company in 1994. Her term will expire in 2004.

CONSTANCE J. HORNER

     Ms. Horner has been a Guest Scholar at The Brookings Institution since 1993. She was Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. From 1991 to 1993, she was Assistant to the President and Director of Presidential Personnel at the White House. She is a director of Ingersoll-Rand Company Limited, Pfizer, Inc. and Prudential Financial, Inc. Ms. Horner, who is 60 years old, became a director of the Company in 1996. Her term will expire in 2003.

JOHN E. STUART

     Mr. Stuart is the former Chairman and Chief Executive Officer of LogicStream, an internet managed services provider. From November 1999 to June 2000, he was Chief Executive Officer of StorNet, a nationwide value added systems integrator. He previously was Chairman and Chief Executive Officer of IKON Office Solutions, a provider of office products, from January 1997 to July 1998. Mr. Stuart, who is 58 years old, became a director of the Company in 1997. His term will expire in 2003.

OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 25, 2002, beneficial ownership of Foster Wheeler common shares by each director or director nominee, by each executive officer named in the Summary Compensation Table in this proxy statement and by all directors and executive officers as a group. The beneficial ownership of all directors and executive officers as a group represent 3.78 percent of the outstanding shares.

                               Current        Shares
                               Beneficial     Subject to    Stock
Name                           Holdings (1)   Options (2)   Units (3)    Total
----                           ------------   -----------   ---------    -----

Eugene D. Atkinson............    10,000       19,000         1,993      30,993
Louis E. Azzato...............    34,349       49,000        23,844     107,193
Henry E. Bartoli..............    10,989      147,500             0     158,489
John C. Blythe................    12,274      148,300             0     160,574
John P. Clancey...............     3,500        9,000        24,006      36,506
David J. Farris...............    20,000       17,000        29,319      66,319
E. James Ferland..............     9,000       23,000        20,397      52,397
Martha Clark Goss.............     5,042       21,000         1,993      28,035
Victor A. Hebert..............     7,000            0         1,000       8,000
Constance J. Horner...........     1,186       17,000         1,993      20,179
Joseph J. Melone..............    26,500       25,000        29,599      81,099
Raymond J. Milchovich.........     1,000            0             0       1,000
Thomas R. O'Brien ............     6,573       86,667             0      93,240
Gilles A. Renaud..............    15,000      119,819             0     134,819
John E. Stuart................     3,000       15,000        23,891      41,891
James E. Schessler............     9,173       76,667             0      85,840
Richard J. Swift..............     3,312      486,667             0     489,979*


All directors and executive
officers as a group
(19 persons) .................   191,833    1,352,787       158,035   1,702,655

----------
(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. 15,000 shares owned by the officers of the Company have restrictions on the sale of such shares.

(2) Represents shares that may be acquired currently or within 60 days after March 25, 2002 through the exercise of stock options pursuant to the 1984 Stock Option Plan of Foster Wheeler Inc., the 1995 Stock Option Plan of Foster Wheeler Inc. and/or the Foster Wheeler Inc. Directors' Stock Option Plan. All of these options are for exercise prices above the market price of Foster Wheeler common shares on March 25, 2002.

(3) Represents share units held under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan for non-employee directors (referred to below under the caption "Compensation of Directors"). Only non-employee directors are eligible to participate in this Plan.

* Mr. Swift's beneficial holdings represent 1.2% of the total outstanding shares and is the only director or officer in the group in excess of 1% outstanding.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of the Company's shares, to file reports of holdings and transactions in Foster Wheeler shares with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2001 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements.

CERTAIN BENEFICIAL OWNERS

     We have been advised that as of December 31, 2001, the following entities are beneficial owners of more than five percent of the outstanding common shares:

                                                  AMOUNT AND NATURE
TITLE OF             NAME AND ADDRESS               OF BENEFICIAL      PERCENT
 CLASS             OF BENEFICIAL OWNER                OWNERSHIP       OF CLASS
--------    ----------------------------------    -----------------   --------

Common      Wellington Management Company, LLP      5,001,755 (1)      12.25%
            75 State Street
            Boston, MA 02109

Common      Dimensional Fund                        3,193,600 (2)       7.83%
            Advisors Inc. ("Dimensional")
            1299 Ocean Avenue, 11th Floor
            Santa Monica, CA 90401

Common      Mellon Financial Corporation            3,018,643 (3)       7.40%
            One Mellon Center
            Pittsburgh, PA 15258

Common      The Hartford Mutual Funds, Inc.         2,753,300 (4)       6.80%
            on behalf of The Hartford Capital
            Appreciation Fund ("Hartford")
            200 Hopmeadow Street
            Simsbury, CT 06089

----------

(1) As reported on a Schedule 13G filed with the SEC on February 12, 2002. Wellington Management Company, LLP, a parent holding company and a registered investment advisor, is deemed to be the beneficial owner with shared voting power as to 4,472,871 shares and shared dispositive power as to 5,001,755 as a result of acting as an investment adviser to various clients.

(2) As reported on a Schedule 13G filed with the SEC on February 12, 2002. Such filing indicates that Dimensional, a registered investment advisor, has sole voting and dispositive power as to 3,193,600 shares but has disclaimed beneficial ownership.

(3) As reported on a Schedule 13G filed with the SEC on January 23, 2002. Such filing indicates that Mellon Financial Corporation, a parent holding company has (i) sole voting power as to 2,587,043 shares, (ii) shared voting power as to 300,900 shares, and (iii) sole dispositive power as to 3,018,643 shares.

(4) As reported on a Schedule 13G and filed with the SEC on February 14, 2002. Hartford, a registered investment company, is deemed to be the beneficial owner (with shared voting and dispositive power) of the reported shares.

COMPENSATION OF EXECUTIVE OFFICERS

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Executive Compensation Plan for executives of the Company was approved and adopted by the Compensation Committee and the board of directors. The Executive Compensation Plan is intended to meet two primary objectives: to attract and retain highly qualified executives to manage the Company's business and to reward those executives if their performance and the Company's results so warrant. The Compensation Committee, subject to review by the board, is responsible for the implementation and administration of all aspects of the Executive Compensation Plan. Any payments made under this Executive Compensation Plan are ultimately at the discretion of the board. The Compensation Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1 million. The Compensation Committee has determined that there is no material impact on the Company at this time as a result of these provisions.

     BASE SALARY

     The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Compensation Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Company's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Compensation Committee a specific salary, within that range, for each executive. The Compensation Committee considers that proposal, and then recommends a salary for each executive to the board for its consideration and approval. The Compensation Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Company as a whole, are all taken into account. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

     ANNUAL INCENTIVE

     The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Compensation Committee and, as proposed or modified, are recommended to the board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Company and each business unit against the established targets. This payment can range from 0 to 93.75 percent of annual salary in the case of the Chief Executive Officer and from 0 to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are missed, achieved, or exceeded.

     LONG-TERM INCENTIVES

     The Executive Compensation Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Executive Compensation Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive payment to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout is determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

     Beginning in 2001 an interim two-year formula was substituted for the above-described approach. This interim formula was designed to focus on cash flow and debt reduction over the period.

     The Executive Compensation Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are granted at the per-share market price of the Company's shares on the date of the award, vest in installments over a three-year period and only become valuable if the market price of the Company's stock increases.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     As outlined above, pursuant to the Executive Compensation Plan, the 2001 base salary for Mr. Swift was determined by the Compensation Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Company's staff, and then recommended to the board for its consideration and approval. With regard to incentive compensation, there was no payment to Mr. Swift under the annual or long-term segment of the Executive Compensation Plan. In accordance with the Plan, the Compensation Committee recommended, and the board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on January 2, 2001, which provided for vesting in installments over a three-year period. Pursuant to the Retirement and Consulting Agreement referred to in the section titled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements", all options including the grant made on January 2, 2001, became exercisable upon Mr. Swift's retirement.

     Mr. Raymond J. Milchovich replaced Mr. Swift as Chairman of the Board, President and Chief Executive Officer on October 22, 2001. All aspects of Mr. Milchovich's 2001 compensation will be governed by his employment agreement and his future compensation will be determined in accordance with the conditions of his employment agreement. The terms of Mr. Milchovich's employment agreement are set forth in this proxy statement in the section titled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". The Compensation Committee and the full board of directors approved Mr. Milchovich's employment agreement after an extensive search had been conducted by the board of directors with the assistance of an executive search firm. Mr. Milchovich's compensation was determined based upon a review of competitive industry compensation levels, his compensation arrangement with his previous employer, and the overall compensation package required to attract someone of Mr. Milchovich's caliber to the Company.

                            COMPENSATION COMMITTEE:
                           Joseph J. Melone, Chairman
                  Eugene D. Atkinson           Martha Clark Goss
                  David J. Farris              John E. Stuart

AUDIT COMMITTEE REPORT

     Foster Wheeler's Audit Committee ("Audit Committee") consists of four directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are former employees of the Company or has a business relationship with the Company, or is a partner, controlling shareholder or executive officer of an entity that has a business relationship with the Company. In addition, there is no Audit Committee member who is employed as an executive of another company where any of the Company's executives serves on that company's compensation committee. No member of the Audit Committee is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates.

     Each member of the Audit Committee is financially literate, within the meaning of the applicable rules of the New York Stock Exchange, as interpreted by the Company's board of directors. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, within the meaning of the applicable rules of the New York Stock Exchange, as interpreted by the Company's board of directors.

     Pursuant to its written charter ("Charter"), which is reviewed annually, the Audit Committee assists the board in oversight of the accounting, auditing and financial reporting practices of the Company.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent accountants are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.

     During fiscal 2001, the Audit Committee had six meetings. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the Company's independent accountants, PricewaterhouseCoopers LLP ("PwC"). Among other things, the Audit
Committee:

     (1) reviewed and discussed the consolidated audited financial statements as of and for the year ended December 28, 2001 with management, the internal auditors and PwC. The Board of Directors, including the Audit Committee, received representations from management and an opinion of PwC as to conformity of the consolidated audited financial statements with generally accepted accounting principles;

     (2) discussed with PwC all matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

     (3) obtained from PwC a formal written statement describing all relationships between PwC and the Company that might bear on PwC's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PwC any relationships that may have an impact on their objectivity and independence and satisfied itself as to PwC's independence. The Audit Committee also considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining PwC's independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services;

     (4) discussed with the Company's internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee met with the internal auditors and PwC with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting; and

     (5) based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee's role and responsibility described above and in the Charter, recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to shareholder approval, the selection of PwC as the Company's independent accountants.

AUDIT FEES

     PwC, Foster Wheeler's independent accountant, billed the Company $1,800,000 for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in its quarterly reports on Form 10-Q for 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC did not render any professional services to the Company for financial information systems design and implementation in 2001.

ALL OTHER FEES

     The aggregate fees billed for services rendered in 2001 by PwC to the Company, other than the services covered in the two preceding paragraphs ("non-audit services"), were $2,075,000, which was comprised of $1,414,000 for income tax services, $582,000 for audit related and business advisory services and $79,000 for consulting and all other services. The Audit Committee considered the non-audit services provided by PwC to the Company and determined that the provision of those services is compatible with PwC maintaining its independence as the Company's principal accountant.

                              THE AUDIT COMMITTEE:
                            John E. Stuart, Chairman
                  John P. Clancey               Joseph J. Melone
                  David J. Farris

COMMITTEES OF THE BOARD

     The board of directors of the Company has established standing committees to consider various matters and to make recommendations to the full board as to proposed courses of action for the board. Among the standing committees that have been established are the Audit Committee, the Compensation Committee, the Finance Committee, the Governance and Nominating Committee and the Project Execution Committee.

     The members of the Audit Committee are Mr. John E. Stuart, Chairman; Mr. John P. Clancey, Mr. David J. Farris, and Mr. Joseph J. Melone. During fiscal 2001, this Committee held six meetings. The functions of this Committee are to review management's recommendations for the engagement or discharge of independent accountants; to review and monitor the progress of the audit plans prepared by the independent accountants and internal auditors; to review compliance with Company policies; to annually review the status of any significant litigation; to review with the independent accountants the results of the audit, the Company's financial statements and the Company's system of internal accounting control; to review fees of the independent accountants; to review with management and the outside accountants the Company's annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Forms 10-K or 10-Q with the Securities and Exchange Commission, including a review of the items required by SAS 61 as in effect at that time in the case of the quarterly statements; to receive from the outside accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside accountants; and to prepare a report each year concerning compliance with its charter for inclusion in the Company's proxy statement. The Committee members meet in private with representatives of PricewaterhouseCoopers, the Company's independent accountants, at each Audit Committee meeting.

     The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson, Mr. David J. Farris, Ms. Martha Clark Goss and Mr. John E. Stuart. During fiscal 2001, this Committee held four meetings. The functions of this Committee are to recommend to the board compensation arrangements for directors and executive officers, including approving specific benefits under such arrangements, to administer certain benefit plans for directors and executive officers and to review employee pension and welfare programs.

     Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson, Mr. Louis E. Azzato, Ms. Martha Clark Goss and Ms. Constance J. Horner. Five meetings of this Committee were held during fiscal 2001. This Committee reviews a range of financial policies and plans including the consolidated financial results of the Company, the dividend policy, proposed securities issuances, and financial risk management policies and practices. The Committee also oversees pension plan investments and periodically reviews investor relations activities.

     The members of the Governance and Nominating Committee are Mr. David J. Farris, Chairman; Mr. Eugene D. Atkinson, Mr. E. James Ferland, Ms. Constance J. Horner and Mr. Joseph J. Melone. During fiscal 2001, this Committee held two meetings. The functions of this Committee include recommending to the board the appropriate structure and function of the board and its committees, recommending to the board the nominees for election as directors and officers, and the consideration of performance of incumbent directors and officers to determine whether to nominate them for re-election. The Committee will consider director nominees recommended by shareholders in accordance with the procedure set forth in this proxy statement under the caption "Proposals of Shareholders."

     The Project Execution Committee consists of Mr. Eugene D. Atkinson, Chairman; Mr. Louis E. Azzato, Ms. Martha Clark Goss, Ms. Constance J. Horner and Mr. John E. Stuart. Four meetings of this Committee were held during fiscal 2001. This Committee reviews contract related activity including projects in process and cost control procedures. The Committee also oversees the Project Execution Improvement Program.

COMPENSATION OF DIRECTORS

     Nine meetings of the board of directors were held during the last fiscal year. Each director attended at least 75% of the total number of meetings of the board and the board committees on which he or she served. Directors who are employees of Foster Wheeler received no additional compensation for their services as directors. Non-employee directors receive an annual retainer of $26,000 and an annual deferred award of 300 share units in accordance with the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan as set forth below. Each non-employee director receives $1,200 for each board meeting attended. In addition, each non-employee director receives $1,200 for each committee meeting attended; the committee chairman receives $2,000 for each such meeting.

     Under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan, each non-employee director receives a one time deferred award of 1,000 share units of the Company's common shares upon commencement of his or her board term and is credited annually with units representing 300 shares of the Company's common shares, such credit being made to an account maintained for each non-employee director. The Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan also permits non-employee directors to defer all or a portion of the retainer, board and committee meeting fees to which they are entitled. The Company makes a supplemental contribution equal to 15% of the retainer and meeting fees which are deferred and all such amounts are credited to the director's deferred compensation account. Each director is fully vested in amounts credited to the director's deferred compensation account, except that the one time deferred award of 1,000 share units does not vest until the director ceases to serve on the board and the annual award vests upon cessation from the board or the one-year anniversary of the award. The share units in the deferred compensation account or the equivalent cash amount, at the director's option, are delivered to the director upon retirement or cessation of service on the board for good cause.

     In addition, under the Deferred Compensation Plan for Directors, non-employee directors are permitted to defer all or part of their retainer or board and committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by First Union National Bank for prime commercial loans of 90-day maturity. Under the Foster Wheeler Inc. Directors' Stock Option Plan, as amended, which was previously approved by the shareholders, each director who is not an employee of the Company or one of its subsidiaries receives, following the annual meeting each year, a nonqualified option to purchase 3,000 shares of the Company's common shares. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

     Effective October 15, 2001, for a term of one year, the Company has obtained insurance policies through National Union Fire Insurance Company of
Pittsburgh,   Pennsylvania  and  Continental  Casualty

Company in respect of indemnification of directors and officers. The scope of these policies is similar to coverage under prior policies held by the Company. The annual premium for this coverage is $508,000.

SUMMARY COMPENSATION TABLE

     The following table sets forth information showing compensation paid or accrued by the Company and its subsidiaries during each of the Company's last three fiscal years for the Chief Executive Officer ("CEO"), the former CEO and the four other most highly compensated executive officers of the Company.

--------------------------------------------------------------------------------------------------------------------------------
                                            Annual Compensation                    Long Term Compensation
                                      -------------------------------- --------------------------------------------
                                                                                    Awards              Payouts
                                                                       ----------------------------- --------------
                                                                                        Securities       Long
                                                                         Restricted     Underlying       Term           All
       Name and Principal                                                  Stock         Options/      Incentive       Other
            Position                                                       Awards          SARs         Payouts     Compensation
                               Year      Salary ($)        Bonus ($)       ($)(1)         (#)(2)          ($)          ($)(3)
============================ ======== ================ =============== =============== ============= ============== ============
Raymond J. Milchovich          2001      $165,846(4)     $500,000(4)     $      0        1,300,000       $      0     $      0
Chairman, President & CEO
---------------------------- -------- ---------------- --------------- --------------- ------------- -------------- ------------
Richard J. Swift               2001      $666,667(5)     $      0        $      0           50,000       $      0     $  5,100
Former Chairman, President     2000      $775,000        $      0        $      0          110,000       $393,290     $  5,100
& CEO                          1999      $775,000        $      0        $      0           50,000       $      0     $  4,800
---------------------------- -------- ---------------- --------------- --------------- ------------- -------------- ------------
Gilles A. Renaud               2001      $415,000        $160,000(7)     $      0           25,000       $      0     $  5,100
Senior Vice President & CFO    2000      $307,692(6)     $255,975(7)     $ 95,625          111,486       $ 44,025     $      0
---------------------------- -------- ---------------- --------------- --------------- ------------- -------------- ------------
Henry E. Bartoli               2001      $370,000        $      0        $      0           25,000       $      0     $  5,100
Senior Vice President          2000      $350,000        $123,700        $      0           60,000       $176,100     $  5,100
                               1999      $350,000        $      0        $      0           25,000       $      0     $  4,800
---------------------------- -------- ---------------- --------------- --------------- ------------- -------------- ------------
John C. Blythe                 2001      $339,167(8)     $      0        $      0           25,000       $      0     $      0
Former Senior                  2000      $340,000        $116,720(9)     $ 27,000           75,000       $223,250     $      0
Vice President                 1999      $340,000        $150,000(10)    $ 50,000(10)       25,000       $      0     $      0
---------------------------- -------- ---------------- --------------- --------------- ------------- -------------- ------------
Thomas R. O'Brien              2001      $325,000        $       0       $      0           15,000       $      0     $  5,100
General Counsel                2000      $312,000        $  33,900       $      0           30,000       $176,100     $  5,100
& Senior Vice President        1999      $312,000        $       0       $      0           15,000       $      0     $  4,800
--------------------------------------------------------------------------------------------------------------------------------

(1) No shares of restricted stock were granted to any named executive officer for 2001. The amounts reported in the table for prior years represent the market value at the dates of grant, without giving effect to the diminution in value attributable to the restrictions on said shares. As of December 28, 2001, the aggregate number and market values (based on the closing share price on December 28, 2001 of restricted stock held by the above individuals are as follows: (i) Mr. Swift: 35,812 shares with a value of $167,600, (ii) Mr. Renaud: 15,000 shares with a value of $70,200, (iii) Mr.
     Bartoli: 6,570 shares with a value of $30,748, and (iv) Mr. O'Brien: 773 shares with a value of $3,618. On November 30, 2001, restrictions lapsed on Mr. Blythe's 12,274 shares in accordance with the Transitional Executive Severance Agreement further described in this proxy statement in the section titled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". The 12,274 shares had a market value of $64,807. Dividends are paid on restricted shares.

(2) The number of stock options reported for the year 2000 in the table includes the following options to the named individuals which are performance related and do not become exercisable until nine years and six months after the date of the award. Mr. Bartoli--35,000 stock options and Mr. O'Brien--15,000 stock options.

(3)  Company match on employee 401(k) contribution.

(4) Mr. Milchovich became an executive officer of the Company on October 22, 2001. His bonus was in accordance with his employment agreement as set forth in this proxy statement in the section titled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Mr. Milchovich's annual salary will be governed by the terms of his employment agreement.

(5) Mr. Swift retired from the Company effective as of October 31, 2001, pursuant to the terms of his Retirement and Consulting Agreement described in this proxy statement under the section titled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

(6)  Mr. Renaud became an executive officer of the Company on March 27, 2000.

(7) Mr. Renaud received a cash bonus upon commencement of employment and a guaranteed year-end cash bonus in accordance with the terms of his employment.

(8) Mr. Blythe left the Company effective as of November 30, 2001, pursuant to the terms of his Transitional Executive Severance Agreement further described in this proxy statement in the section titled, "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

(9) Part of the bonus paid to Mr. Blythe was a transition bonus in connection with his former position in the United Kingdom.

(10) Mr. Blythe was formerly the President and Chief Executive Officer of Foster Wheeler Limited (U.K.) and became an executive officer of the Company effective as of July 1, 1998. The bonus paid to Mr. Blythe was a transition bonus in connection with his former position in the United Kingdom.

OPTIONS GRANTED

     Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. With the exception of the options granted to Mr. Milchovich, the options were granted pursuant to the terms of the Company's Executive Compensation Plan and the 1995 Stock Option Plan of Foster Wheeler Inc., as amended, (the "1995 Stock Option Plan"), which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of the options become exercisable after one year, two-thirds after two years and all of the options are exercisable after three years. Mr. Milchovich's options were granted in connection with his employment agreement. The options were awarded at market value on the date of the award and expire ten years from the date of the award. One-fifth of the options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years.

--------------------------------------------------------------------------------
                                % of Total
                    Number of    Options                                 Grant
                   Securities   Granted to                                Date
                   Underlying   Employees  Exercise or                  Present
                     Options    in Fiscal   Base Price   Expiration    Value (1)
       Name        Granted (#)     Year     ($/Share)       Date          ($)
------------------ ----------- ----------- ------------ ----------- ------------
R. J. Milchovich    1,300,000   68.1%        $4.985       10/22/11    $4,316,000
------------------ ----------- ----------- ------------ ----------- ------------
R. J. Swift           50,000     2.6%        $5.6875      01/02/11    $  140,000
------------------ ----------- ----------- ------------ ----------- ------------
G. A. Renaud          25,000     1.3%        $5.6875      01/02/11    $   70,000
------------------ ----------- ----------- ------------ ----------- ------------
H. E. Bartoli         25,000     1.3%        $5.6875      01/02/11    $   70,000
------------------ ----------- ----------- ------------ ----------- ------------
J. C. Blythe          25,000     1.3%        $5.6875      01/02/11    $   70,000
------------------ ----------- ----------- ------------ ----------- ------------
T. R. O'Brien         15,000     0.8%        $5.6875      01/02/11    $   42,000
--------------------------------------------------------------------------------

----------
(1) Based on the Black-Scholes options pricing model, using the following assumptions: (i) the option exercise price as shown in the table is the average of the high and low price of the shares on the date that the option was issued, (ii) the dividend yield of the shares was based upon the payout per share divided by the share price on the date the option was issued,
     (iii) the expected term of the options is five years from the date of issue, (iv) the risk free rate of return for each option was determined as the interest rate on the date that the option was issued, on Treasury securities with a maturity equal to the expected term of the option, and
     (v) the expected volatility of the shares was calculated empirically for each option using Foster Wheeler share pricing data for the 90 trading days immediately preceding the date that the option was issued.

AGGREGATE OPTIONS EXERCISES

     The following table sets forth, for the named individuals, the number of shares of Foster Wheeler common shares acquired upon option exercise during 2001, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 28, 2001.

--------------------------------------------------------------------------------
                                                  Number of
                                                 Securities        Value of
                                                 Underlying       Unexercised
                                                Unexercised      In-the-Money
                      Shares                     Options at       Options at
                     Acquired                    FY-End (#)       FY-End ($)
                        on          Value    ----------------- -----------------
                     Exercise     Realized      Exercisable/      Exercisable/
        Name            (#)         ($)        Unexercisable     Unexercisable
------------------ ------------ ------------ ----------------- -----------------
R. J. Milchovich         0           0          0/1,300,000          $0/$0
------------------ ------------ ------------ ----------------- -----------------
R. J. Swift              0           0           494,167/0           $0/$0
------------------ ------------ ------------ ----------------- -----------------
G. A. Renaud             0           0        111,486/25,000         $0/$0
------------------ ------------ ------------ ----------------- -----------------
H. E. Bartoli            0           0        122,500/85,000         $0/$0
------------------ ------------ ------------ ----------------- -----------------
J. C. Blythe             0           0           148,300/0           $0/$0
------------------ ------------ ------------ ----------------- -----------------
T. R. O'Brien            0           0         71,667/45,000         $0/$0
------------------ ------------ ------------ ----------------- -----------------

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     No long-term incentive cash awards were granted by the Company for the fiscal year 2001. Payments made under the long-term incentive portion of the Company's Executive Compensation Plan for prior years are reported in the Summary Compensation Table in the year of payout, if any. For the two-year period beginning January 1, 2001, a long-term bonus opportunity was established based on achieving stated targets for reduction of debt and an increase in cash flow from operations over that term. If the targets are met, the long-term cash award would be fifty percent of salary.

DEFINED BENEFIT PLANS

     The following table illustrates annual retirement benefits under the Company's regular and supplementary pension plans, but not including the 401(k) Plan, for executive officers based on the average annual compensation and service shown.

             Years of Pension Credited Service After April 1, 1976
--------------------------------------------------------------------------------
Average Annual
Compensation in Five
Highest Years of the
Last Ten Years
Preceding Retirement        10          15         20          25          30
---------------------       --          --         --          --          --

   $   500,000           $100,000    $150,000   $200,000    $250,000   $300,000

   $   600,000           $120,000    $180,000   $240,000    $300,000   $360,000

   $   700,000           $140,000    $210,000   $280,000    $350,000   $420,000

   $   800,000           $160,000    $240,000   $320,000    $400,000   $480,000

   $   900,000           $180,000    $270,000   $360,000    $450,000   $540,000

   $ 1,000,000           $200,000    $300,000   $400,000    $500,000   $600,000


YEARS OF PENSION CREDITED SERVICE AFTER APRIL 1, 1976

     For service after April 1, 1976, the retirement benefit is based on average annual compensation (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears earlier in this proxy statement) during the five highest years in the last ten years of employment. The Company's pension is noncontributory. The benefits in the foregoing table are computed as a straight life annuity payable at normal retirement age and are subject to deduction for (a) the annuity equivalent of the Company provided accumulated contributions under the Company's 401(k) Plan, and (b) one-half of the Supplemental Employee Retirement Plan ("SERP") participant's age 65 social security benefit determined as of the participant's date of retirement. The credited years of service after April 1, 1976, (limited to a maximum of 30 years) assuming retirement at the normal retirement age of 65 for those individuals named in the Summary Compensation Table are as follows: G.A. Renaud--12 years; H.E. Bartoli--19 years and T.R. O'Brien--10 years. Mr. Milchovich's retirement benefit is not included in this table. His pension arrangements are described later in this proxy statement in the section titled "Employment Contracts". J.C. Blythe was not a participant in this pension plan.

PERFORMANCE GRAPH

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Ltd. common shares, (ii) the S&P Small Cap 600 Index (1), and (iii) an industry peer group index that consists of several companies (the "Peer Group") (2).

     In the  preparation of the line graph,  we used the following  assumptions:
(i) $100 was invested on December 27, 1996 in Foster Wheeler common shares, the S&P Small Cap 600 Index, and the Peer Group, (ii) dividends were reinvested, and
(iii) the investment is weighted on the basis of market capitalization.

                            TOTAL SHAREHOLDER RETURNS

                              [LINE CHART OMITTED]

                                         YEARS ENDING
                 DEC. 96    DEC. 97   DEC. 98    DEC. 99   DEC. 2000   DEC. 2001
                 ---------------------------------------------------------------
Foster Wheeler      100      73.38      37.24      26.14      16.11      14.50
S&P Small Cap 600   100     120.67     117.70     137.77     154.03     165.47
Peer Group (2)      100      81.02      81.45      68.86      70.43      78.26

----------
(1)  On January 16,  2002,  the  Company was removed  from the S&P Small Cap 600
     Index.

(2) The following companies comprise the Peer Group: Fluor Corporation, Foster Wheeler Ltd., Jacobs Engineering Group Inc., Washington Group International, Inc. (formerly Morrison Knudsen), and McDermott International, Inc. This group consists of companies that were compiled by the Company in 1996 and have been used since that time.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     EMPLOYMENT CONTRACTS

     Mr. Milchovich entered into an employment agreement with the Company effective October 22, 2001 which expires on October 21, 2006. Pursuant to the terms of the agreement, Mr. Milchovich is entitled to a base salary of $840,000 to be reviewed on each anniversary date with increases on such date or other agreed date to be not less than the average increase for the Company's salaried workforce.

     Mr. Milchovich's agreement establishes an annual target bonus equal to 80% of base salary which will be payable should the Company achieve 100% of target objectives which are approved by the Compensation Committee of the board of directors. Based on reaching objectives which are significantly beyond expectations as agreed by the Compensation Committee, he may receive an award of up to three times the aforementioned target.

     Under the terms of the agreement, Mr. Milchovich received an option to purchase 1,300,000 common shares of the Company. These were granted at an exercise price of $4.985 and vest 20% each year over the term of the agreement. In addition upon the first and second anniversaries of the commencement date, he will be granted an option to purchase a number of shares in an amount such that the Black Scholes value of each grant equals $2.5 Million provided that the number of such shares shall not be less than 350,000 and not more than 500,000. The exercise price will be equal to the median of the high and low price of the stock on the date of grant. These options shall vest one fourth and one third respectively on each anniversary date of grant.

     Mr. Milchovich received a signing bonus in the amount of $500,000. In the event he were to voluntarily terminate employment without "good" reason or be terminated by the Company for "cause" (both as defined in the agreement) prior to his first anniversary date, he would repay to the Company the after-tax amount of this payment.

     The agreement provides that the Company will pay to Mr. Milchovich a retirement benefit equal to the projected retirement benefit he would have received at the end of the five-year term had he remained with his previous employer less any benefit he actually receives from his previous employer at termination therefrom. The total obligation of the Company is limited to $4.333 million. The benefit is vested and payable at the fifth anniversary of the effective date or at termination by the Company without cause or by the executive for good reason or because of death or disability. The above stated obligation will be supported by a Letter of Credit funded 50% upon the effective date of the agreement and in quarterly increments thereafter.

     The agreement provides that in the event of termination during the term by the Company without cause or by the executive for good reason or by virtue of the executive's death or by virtue of continuing disability, the Company will continue payments on a monthly basis for 24 months in an amount equal to the base salary plus the target bonus opportunity. In the case of disability such payments would be offset by any insurance payments that may be due. Further, any granted but unexercised stock options shall become vested and exercisable for the period commencing the date of termination through the second anniversary thereof.

     In the event of Change of Control as defined in the agreement, Mr. Milchovich shall be entitled to a lump sum payment equal to three years' salary plus target bonus, continuation of health and welfare benefits plus perquisites for a three-year period, vesting of any granted but unexercised stock options with such options remaining exercisable through the second anniversary of termination, the payment for executive outplacement services, and a "gross up" payment to reimburse the executive for any excise tax which may be imposed as a result of such payment.

     Finally, the agreement provides that Mr. Milchovich will receive relocation assistance to the New Jersey area including an equity buyout related to his home so as to expedite the relocation process.

     RETIREMENT AND CONSULTING AGREEMENT

     Resulting from Mr. Swift's announced intention to retire from his employment as President and Chief Executive Officer and as a member of the board of directors, the Company and Mr. Swift entered into a Retirement and Consulting Agreement effective April 2, 2001. This agreement provided for (i) Mr. Swift's continued employment during the period until a successor could be identified, (ii) facilitation of the transition to new leadership, (iii) post-employment consulting services, and (iv) an agreement that Mr. Swift would not enter into post-employment competitive activities. In consideration of the above Mr. Swift will receive a consultant payment of $60,000 per month for a period of 24 months from November 1, 2001, and all outstanding options to purchase common shares of the Company became exercisable upon retirement. In addition Mr. Swift agreed to forego his entitlement to a Supplemental Executive Retirement Benefit (SERP) and instead receive a payment of $6,000,000 in 2002 which amount is less than the calculated lump-sum value of the SERP benefit. All other benefits received were per normal Company policy and practice relative to its retirement programs.

     CHANGE-IN-CONTROL ARRANGEMENTS

     There are currently in effect change of control employment agreements (the "Agreements") with the following officers who are named in the Summary Compensation Table: Messrs. Gilles A. Renaud, Henry E. Bartoli and Thomas R. O'Brien. These Agreements were authorized by the board of directors on May 25, 2001. The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, Foster Wheeler Inc. terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, Foster Wheeler Inc.'s failure to compensate the Executive, a change in workplace, Foster Wheeler Inc.'s purported termination of the Agreements or failure to comply with the Agreements), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus (d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under Foster Wheeler Inc.'s qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. Foster Wheeler Inc. will also provide the
Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreements or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Foster Wheeler Inc. will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements will be paid by Foster Wheeler Inc.

     On May 29, 2001, six Executives entered into Transitional Executive Severance Agreements with Foster Wheeler Inc. to ensure that key members of management would be available for the transition period to the new chief executive officer. Under the terms of the Transitional Executive Severance Agreements, if the Executive's employment is terminated for any reason, other than death, disability, or conviction or indictment with respect to a felony offense prior to December 31, 2003, the Executive will be entitled to (i) the Executive's base salary on the date of termination of employment for a period ("Salary Continuation Period") commencing on the date of termination and continuing until December 31, 2003, or two years from the date of termination, whichever is greater, (ii) credit for both age and service during the Salary Continuation Period under employee benefit plans, including the pension plan and the SERP plan, (iii) all target bonuses under the annual and long-term segments of the Incentive Compensation Plan for all calendar years within the Salary Continuation Period, (iv) the continuation of health and welfare benefit plans during the Salary Continuation Period, and (v) the removal of all restrictions from restricted stock and the vesting of all stock options. Such coverage has been provided to Mr. Blythe commencing on November 30, 2001.

     In addition to the above, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables, with the exception of Mr. Milchovich, will receive payments from Foster Wheeler Inc. in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the "Report of the Compensation Committee on Executive Compensation" set forth in this proxy statement, individual participant accruals are paid to the participants within ten days after a change of control. This plan also provides that transfer restrictions on Foster Wheeler common shares received by an Executive, at the Executive's option in lieu of a cash incentive payment, lift upon a change of control. Under the 1995 Stock Option Plan of Foster Wheeler Inc., the Executive has the right to surrender his or her option to Foster Wheeler Inc. and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; Eugene D. Atkinson, David
J. Farris, Ms. Martha Clark Goss and Mr. John E. Stuart. None of the members of the Compensation Committee are former or current officers or employees of Foster Wheeler.

                                     ITEM 2
               PROPOSAL TO AMEND THE COMPANY'S BYE-LAWS TO CHANGE
                        THE RETIREMENT AGE FOR DIRECTORS

     The Company's board of directors has approved and recommends that the shareholders approve an amendment to the Company's bye-laws to permit directors to serve until the conclusion of the term during which such director reaches his or her seventy-second birthday. Currently, Bye-law 10(4) provides that directors elected to the board after July 1, 1995 must retire from the board before reaching the age of 70 and directors elected before July 1, 1995 must retire from the board when they reach age 72.

     While the board of directors continues to believe that it is important to maintain limits on the age of candidates for service as a director, the board believes that those candidates elected by the shareholders should be allowed to complete the terms to which they were elected. The current bye-law forces qualified directors to resign during their tenure and requires the board to fill a vacancy with a candidate who may not face a shareholder vote for over two years.

     For these reasons, the board of directors has determined it is in the best interests of the Company and it shareholders to amend Bye-law 10(4) to permit directors to complete their term of office during which they reach age 72.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS AMENDMENT TO THE BYE-LAWS OF THE COMPANY.

                                     ITEM 3
     PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN OF FOSTER WHEELER INC. TO INCREASE THE TOTAL NUMBER OF SHARES ON WHICH OPTIONS MAY BE GRANTED AND TO
  INCREASE THE MAXIMUM NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED TO ANY
                    EXECUTIVE EMPLOYEE DURING A CALENDAR YEAR


     The 1995 Stock Option Plan of Foster Wheeler Inc. (the "Plan") is intended to increase the incentive of certain key employees of Foster Wheeler Inc., an indirect wholly-owned subsidiary of the Company, and subsidiaries of the Company or Foster Wheeler Inc. by encouraging the ownership of common shares of the Company by those employees.

     The Plan was originally adopted by the board of directors of Foster Wheeler Corporation on January 31, 1995 and was approved by the shareholders of Foster Wheeler Corporation at a shareholders' meeting held on April 15, 1995. The Plan was subsequently amended by the board of directors of Foster Wheeler Corporation and the amended Plan was approved by the shareholders at the April 26, 1999 annual meeting. In connection with the reorganization of Foster Wheeler Corporation and its effective redomiciling as a Bermuda company, obligations under the Plan were assumed by Foster Wheeler Inc., an indirect wholly-owned subsidiary of the Company.

     The board of directors believes that the Plan has been successful in attracting and retaining desirable key employees by promoting their ownership interests in the Company, and the board of directors believes that it is in the best interest of the Company to continue and expand the Plan. As of March 25, 2002, options to purchase 2,785,320 of the Company's common shares were outstanding under the Plan, at exercise prices of $5.6875 to $44.0625 per share, and 68,500 shares have been issued pursuant to options exercised under the Plan since its inception. This leaves only 446,180 shares available for future grants of options under the Plan. This amount will not be sufficient for the Company to continue to grant options at levels that the Company believes are necessary in connection with the Company's comprehensive performance improvement plan.

     Accordingly, on January 29, 2002, the board of directors, acting on the recommendation of its Compensation Committee, and the board of directors of Foster Wheeler Inc. (the "FWI Board") unanimously adopted an amendment to the Plan, subject to the approval of the shareholders, to increase the number of common shares on which options may be granted under the Plan by 2,000,000 shares, and to increase the maximum number of shares for which options may be granted under the Plan to any key employee during any calendar year by 250,000.

     If the shareholders approve these changes, (i) the aggregate number of common shares on which options may be granted under the Plan will be increased from 3,300,000 shares to an aggregate of 5,300,000 shares and (ii) the maximum number of shares with respect to which options may be granted to any key employee during a calendar year will be increased from 250,000 to 500,000 shares.

     If this proposal is adopted, the second sentence of Section 2 of the Plan would be amended to read, in its entirety, as follows:

     "The total amount of the Common Shares on which options may be granted is 5,300,000 shares." and

     The third sentence of Section 4 of the Plan would be amended to read, in its entirety as follows:

     "The maximum number of shares with respect to which options may be granted to any executive during a calendar year is 500,000."

     The amendments to the Plan described in this proxy statement will only become effective if approved by the affirmative vote of a majority of the votes cast at the Shareholders Meeting by the holders of shares entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ITEM 2 TO AMEND THE 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF COMMON SHARES ON WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN BY 2,000,000 SHARES, FROM 3,300,000 TO 5,300,000 SHARES, AND TO INCREASE THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY KEY EMPLOYEE DURING A CALENDAR YEAR BY 250,000 SHARES FROM 250,000 TO 500,000 SHARES.

     A copy of the Plan, as amended, will be made available to any shareholder of the Company requesting a copy in writing. You should read the amended Plan for a full statement of its legal terms and conditions. The following is a description of the material terms of the Plan.

     The FWI Board administers the Plan. All matters relating to the Plan have been delegated to the FWI Board except those expressly reserved to the shareholders of the Company, the board of directors of Company or the Compensation Committee of the board of directors of the Company. Grants of all options under the Plan are subject to the approval of the Compensation Committee of the Company. The interpretation of the provisions of the Plan by the FWI Board, the Compensation Committee or the board of directors of the Company shall be final and conclusive.

     After the amendment described in this proxy statement, a total of 5,300,000 common shares will be authorized for the granting of options under the Plan, subject to adjustment in the event of certain corporate changes, as described below. Common shares subject to options granted under the Plan may be authorized but unissued or common shares acquired by the Company's subsidiaries.

     Options may be granted under the Plan to key employees, including officers and directors who are also employees of Foster Wheeler Inc., the Company or subsidiaries of either of them. Currently the members of the Compensation Committee are Messrs. Joseph J. Melone, Chairman; Eugene D. Atkinson, Ms. Martha Clark Goss, Messrs. David J. Farris and John E. Stuart, each of who is a director of the Company but not an employee of the Company. The members of the Compensation Committee are not eligible to receive options under the Plan. The members of the FWI Board are Messrs. Raymond J. Milchovich, Thomas R. O'Brien and Gilles A. Renaud.

     Currently, approximately 700 employees, including all executive officers of the Company and Foster Wheeler Inc. (7 in number, of whom 2 are also directors), are eligible to receive options under the Plan. As of March 25, 2002, outstanding options under the Plan are held by the following named individuals and groups. As of that date, the exercise price for all outstanding options exceeded the share price of the Conpany's common shares on the New York Stock Exchange.

                                                      STOCK OPTIONS
                                                         (NUMBER
                  NAME AND POSITION                     OF SHARES)
                  -----------------                   -------------

Raymond J. Milchovich, Chairman, President & CEO               0
Richard J. Swift, Former Chairman, President & CEO       360,000
Gilles A. Renaud, Senior Vice President & CFO            136,486

                                                      STOCK OPTIONS
                                                         (NUMBER
                  NAME AND POSITION                     OF SHARES)
                  -----------------                   -------------
Henry E. Bartoli, Senior Vice President                  185,000
John C. Blythe, Former Senior Vice President             146,500
Thomas R. O'Brien, General Counsel and
  Senior Vice President                                  104,167
All current executive officers as a group
  (including the above individuals) 7 in total         1,026,320
All other current management employees
  as a group                                           1,759,000

     The employees to whom options will be granted in the future, and the amounts of individual grants, have not been determined, but it is anticipated that, among others, present executive officers of the Company, including the current employees named in the Compensation Table, will receive options under the Plan.

     The Compensation Committee determines the eligible individuals to whom options are granted under the Plan and the terms of individual options, in accordance with the Plan. Options intended to qualify as "incentive stock options" ("ISOs"), pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified" stock options ("NQOs"), under
Section 83 of the Code, can be issued under the Plan. If the amendment described in this proxy statement is approved by the shareholders, options covering no more than 500,000 common shares may be granted to a single executive in any calendar year.

     Options granted under the Plan are only exercisable beginning one year after the date of grant, have an option price equal to 100% of the fair market value of the common shares on the date of grant, and must be exercised within 10 years from the date of grant. Options granted under the Plan cannot be transferred, other than by will or the laws of descent and distribution following the death of an optionholder. Optionholders may pay for common shares purchased upon the exercise of their options under the Plan in U.S. dollars or in common shares already owned by the optionholder. For purposes of the grant and exercise of options under the Plan, the fair market value of a common share as of a given date is the mean of the high and low sale prices of the common shares on The New York Stock Exchange on such date. NQOs terminate at the stated option expiration date in the event of retirement, disability, death or termination for the convenience of the Company, and not later than three months after termination of employment for any other reason. ISOs must be exercised not later than three months after termination of employment, or in the event of death not later than the stated expiration date.

     If there is a "change of control" of the Company (as defined in the Plan), all outstanding options become fully vested and exercisable and, during the 60-day period from and after the "change of control," optionholders have the right under the Plan, unless specified otherwise when their options are granted, to surrender all or part of their outstanding options to the Company and receive, in cash, the difference between the "change of control price" (as defined in the Plan) of the shares covered by the option surrendered and the option exercise price of such shares, subject to certain limitations in the Plan.

     The Plan will continue in effect until all options under the Plan have been exercised or expire. ISOs, however, may not be granted after January 31, 2005. Although the FWI Board may at any time, suspend, discontinue or abandon the Plan, or from time to time revise or amend it, no action of the FWI Board may increase the number of shares subject to the Plan or decrease the price at which options may be granted (except in the event of certain corporate changes described below) without approval of the shareholders, or amend an outstanding option without the optionholder's consent. The Company's board of directors must also approve any such suspension, discontinuance or abandonment, or revision or amendment, of the Plan. The FWI Board will, in its discretion, make appropriate adjustments in the number and class of shares available under the Plan, the option price provided for by the Plan, and the number, class and price of shares covered by outstanding options in the event of changes in common shares resulting from a stock dividend, split or combination, reclassification, recapitalization, merger, consolidation, reorganization or liquidation. The Company's board of directors must also approve any such adjustments to the Plan and outstanding options.

     The closing price of the Company's common shares on The New York Stock Exchange on March 25, 2002, was $3.08.

     The  following  is a brief  summary of certain  significant  United  States
Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to Foster Wheeler Inc., its subsidiaries and other subsidiaries of the Company and Plan participants, in connection with the grant and exercise of options under the Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

     The grant of stock options under the Plan will not result in taxable income to Plan participants or an income tax deduction for Foster Wheeler Inc., its subsidiaries or other subsidiaries of the Company. However, the transfer of common shares to optionholders upon exercise of their options may or may not give rise to taxable income to such participants and tax deductions for Foster Wheeler Inc., its subsidiaries and other subsidiaries of the Company, depending upon whether the options are ISOs or NQOs.

     The exercise of a NQO generally results in immediate recognition of taxable ordinary income by the NQO holder and a corresponding tax deduction for Foster Wheeler Inc., its subsidiaries and other subsidiaries of the Company in the amount by which the fair market value of the shares of common shares purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss of the NQO holder at the time he or she disposes of such shares.

     In general, the exercise of an ISO is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Foster Wheeler Inc., its subsidiaries and other subsidiaries of the Company at any time unless the ISO holder disposes of the common shares purchased thereby within two years of the date such ISO was granted or one year of the date of such exercise (a "disqualifying disposition"). If these holding period requirements under the Code are satisfied, and if the ISO holder has been an employee of Foster Wheeler Inc. and its subsidiaries at all times from the date of grant of the ISO to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then such ISO holder will recognize any gain or loss upon disposition of such shares as capital gain or loss. However, if the ISO holder makes a disqualifying disposition of any such shares, he or she will generally be obligated to report as taxable ordinary income for the year in which such disposition occurred the excess, with certain adjustments, of the fair market value of the underlying shares on the date the ISO was exercised over the option price paid. Foster Wheeler Inc. and its subsidiaries would be entitled to a tax deduction in the same amount so reported by the ISO holder. Any additional gain realized by such ISO holder on such a disqualifying disposition of such shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the ISO, the difference would be a capital loss for the ISO holder.

     Upon surrender of a NQO or ISO for cash, in the event of a "change of control" of the Company, the amount of cash that the optionholder receives is immediately taxable to him or her as ordinary income and deductible by the Company.

     Under Section 162(m) of the Code, the Company and its subsidiaries may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the Company's taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's shareholders, is not subject to this deduction limitation. The Company has structured the Plan with the intention that compensation resulting from options granted under the Plan by the Compensation Committee will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

     Under certain circumstances, accelerated vesting or exercise of options granted to Plan participants under the Plan in connection with a "change of control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the Plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and Foster Wheeler Inc., its subsidiaries or other subsidiaries of the Company would be denied a tax deduction for the excess parachute payment.

                                     ITEM 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The board of directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of Foster Wheeler for the fiscal year ending December 27, 2002, subject to ratification by the shareholders. PricewaterhouseCoopers LLP has been acting as independent accountants for Foster Wheeler and its subsidiaries since 2001 and prior to the reorganization, for Foster Wheeler Corporation and its subsidiaries since 1977. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

                            PROPOSALS OF SHAREHOLDERS

     Under the bye-laws of Foster Wheeler, shareholders who wish to nominate persons for election to the board of directors must submit their nominations to the Company no later than December 20, 2002 to be considered at the 2003 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent's ownership of common shares of Foster Wheeler. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of Foster Wheeler Ltd. should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.

     In addition, any other proposal by a shareholder intended to be presented or for consideration at the 2003 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 20, 2002, to be included in the proxy materials relating to that meeting. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement. In any event, all shareholder proposals to be presented for consideration at the 2003 Annual Meeting of Shareholders must be received by the Secretary of Foster Wheeler no later than March 5, 2003.

     The board of directors of Foster Wheeler is not aware of any matters that are expected to come before the annual meeting other than those referred to in this proxy statement. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       LISA FRIES GARDNER
                                       VICE PRESIDENT AND SECRETARY
April 19, 2002

                             [FOSTER WHEELER LOGO]


                         THE 2001 SUMMARY ANNUAL REPORT

                                 WAS INTENTIALLY

                            OMITTED FROM THIS PACKET

                           OF PROXY MATERIALS. IT WILL

                            BE MAILED TO SHAREHOLDERS

                                 IN THE FUTURE.

                  1995 STOCK OPTION PLAN OF FOSTER WHEELER INC.
     (AS AMENDED AND RESTATED AS OF THE DATE SET FORTH IN ARTICLE 11 HEREOF)



1.       PURPOSE

         The 1995 Stock Option Plan (the "Plan") is intended to increase incentive and encourage ownership of common shares of FOSTER WHEELER LTD. ("Parent"), the indirect owner of all of the outstanding capital stock of FOSTER WHEELER INC. (the "Company"), on the part of certain key executive employees of the Company or of other corporations which are or become subsidiaries of the Company or of Parent ("Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of Parent and the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries or Parent. Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and "non-qualified" options under
Section 83 of the Code can be issued under the Plan.

2.       SHARES

         The shares subject to the options shall be newly issued, or reacquired, common shares of Parent (the "Common Shares"). The total amount of the Common Shares on which options may be granted is 3,300,000 shares.

         In the event that any outstanding option under the Plan expires or is terminated, Common Shares allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Company Board").

         Granting options and all matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Company Board except such as are expressly herein reserved to the stockholders of Parent, the Board of Directors of Parent or to the Compensation Committee of the Board of Directors of Parent (the "Compensation Committee"). The interpretation and construction by the Company Board, the Compensation Committee or the Board of Directors of Parent, as the case may be, of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Company Board, the Board of Directors of Parent or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

         Notwithstanding any other provisions of the Plan to the contrary, (a) grants of options under the Plan that are (1) intended to be "qualified performance-based compensation," within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Code, to the extent required by Code
Section 162(m), or (2) intended to be covered by any exemptive rule under
Section 16 of the Exchange Act (as hereinafter defined), including Rule 16b-3, or any successor rule, as the same may be amended from time to time, to the extent required by such exemptive rule, shall be made by the Compensation Committee, and the Compensation Committee shall approve the terms and conditions of such options, and (b) grants of all other options under the Plan shall be subject to the approval of the Compensation Committee. For the avoidance of doubt, the obligation to deliver Common Shares upon the exercise of any option granted in accordance with the Plan shall be the sole obligation of the Company and not of Parent.

         If no Compensation Committee is appointed by the Board of Directors of Parent, or if the Compensation Committee shall cease or be unable to act, all functions of the Compensation Committee shall be exercised by the Board of Directors of Parent.

4.       ELIGIBILITY

         The persons eligible to receive options in accordance with Article 3 hereof shall be key executive employees (including officers and such directors as are employees) of the Company or Subsidiaries, as the Company Board shall determine from time to time. An optionee may hold more than one option. The maximum number of shares with respect to which options may be granted to any executive during a calendar year is 250,000.

         No ISO may be granted under the Plan to any individual otherwise eligible to participate in the Plan who, on the date of granting of such option, is not (a) an employee of the Company or a Subsidiary that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code, or, (b) with respect to options granted under the Plan prior to the Effective Time (as defined pursuant to Article 11 hereof), an employee of Foster Wheeler Corporation or a "subsidiary corporation" of Foster Wheeler Corporation, as that term is defined in Section 424(f) of the Code. To the extent that any option granted under the Plan does not qualify as an ISO (whether because of its provisions, the time or manner of its exercise, events occurring after the grant of the option or otherwise), such option, or the portion thereof which does not so qualify, shall constitute a separate non-qualified option.

5.       GENERAL TERMS AND CONDITIONS OF OPTIONS

         Share options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the Company Board from time to time shall determine, which agreements shall contain the following terms and conditions:

         (a)      EXERCISE OF OPTIONS

                  An option may not be exercised within one year from the date of grant of such option, or if in the opinion of counsel for the Company exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

         (b)      OPTION PRICE

                  The option shall state the option price which shall be 100% of the fair market value of the Common Shares on the date of the granting of the option. The mean of the high and low sale prices of the Common Shares on the New York Stock Exchange on the day an option is granted may be taken by the Company Board as the fair market value.

         (c)      MEDIUM AND TIME OF PAYMENT

                  The option price shall be paid upon exercise (i) in U.S. dollars, or (ii) in Common Shares owned of record by the employee. Such Common Shares shall be valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise.

         (d)      TERM OF OPTIONS

                  No option shall be exercisable after ten years from the date granted.

         (e)      CONTINUATION OF EMPLOYMENT

                  So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Company Board. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or such Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

                  For the purposes of this section of the Plan, a member of the Company Board or of the Board of Directors of Parent, so long as he remains on such Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of either or both such Boards, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided for a retired or deceased employee.

         (f)      ASSIGNABILITY

                  No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or a court appointed guardian.

         (g)      RIGHTS AS A SHAREHOLDER

                  An optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a certificate to him for such shares.

         (h)      CHANGE OF CONTROL

                  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Company Board shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the Common Shares being purchased under the option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per Common Share on the date of such election shall exceed the exercise price per Common Share under the option (the "Spread") multiplied by the number of Common Shares subject to the option as to which the right granted under this Section 5(h) shall have been exercised; PROVIDED, HOWEVER, that if the Change of Control is within six months of the date of grant of a particular option held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of an option held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act, such option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such option, equal to the Spread multiplied by the number of Common Shares subject to the option.

                  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

                  For purposes of the Plan, a "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and PROVIDED, FURTHER, that if any Person's beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause
         (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

                  (b) individuals who, as of the Effective Time, constitute the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Parent; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent; or

                  (c) the approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the

         Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Parent, providing for such Business Combination; or

                  (d) approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

         For the avoidance of doubt, neither the approval nor the consummation of the merger of Foster Wheeler Corporation with and into Foster Wheeler LLC (whereby each outstanding share of common stock of Foster Wheeler Corporation (other than those shares of such common stock held by Foster Wheeler Corporation or any direct or indirect wholly-owned subsidiary of Foster Wheeler Corporation) was converted into one Common Share), or any restructuring transactions contemplated by or related to such merger, shall be deemed to constitute or result in, directly or indirectly, a Change of Control, for purposes of the Plan.

                  For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a Common Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control, or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per Common Share paid in such tender or exchange offer or Business Combination; PROVIDED, HOWEVER, that (x) in the case of an option which
         (A) is held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, the Change of Control Price for such option shall be the fair market value of the Common Shares on the date such option is exercised or deemed exercised and (y) in the case of an ISO option, the Change of Control Price shall be in all cases the fair market value of the Common Shares on the date such option is exercised. To the extent that the consideration paid in any such transaction described above consists in whole or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Company Board.

6.       ADDITIONAL TERMS AND CONDITIONS OF ISO OPTIONS

         In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all ISO options:

         (a)      TERM

                  All ISO options granted pursuant to the Plan must be granted prior to January 31, 2005.

         (b)      TERMINATION OF EMPLOYMENT

                  In the event that the employment of an optionee shall be terminated (otherwise than by reason of the optionee's death), the option may be exercised at any time after one year from the date of grant, but within three months after such termination, and not later than the expiration date of the option.

                  If an optionee shall die while employed by the Company or a Subsidiary, or within three months after the termination of his employment, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but before the expiration date of the option.

         (c)      LIMITATIONS OF OPTION GRANTS

                  The aggregate annual fair market value of Common Shares with respect to which ISO's may become exercisable for the first time in a calendar year per employee, determined at the time of grant, shall not exceed $100,000.

7.       ADDITIONAL TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

         In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all non-qualified stock options.

         (a)      TERMINATION OF EMPLOYMENT

                  If an optionee retires under a pension plan of the Company or a Subsidiary, becomes disabled and is unable to continue to work, or is terminated for the convenience of the Company or a Subsidiary, the option may be exercised at any time after one year from the date of grant, but prior to the expiration date of the option.

                  If an optionee dies while employed by the Company or a Subsidiary, or dies while retired, disabled or terminated as set forth in the preceding paragraph, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but prior to the expiration date of the option.

                  In the event that the employment of an optionee shall be terminated, other than for the reasons set forth above, the option may be exercised at any time one year after the date of grant, but within three months after such termination, but not later than the expiration date of the option.

8.       TERM OF PLAN

         Subject to Articles 10 and 6 (a), the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

9.       RECAPITALIZATION

         In the event of changes in the Common Shares by reason of share dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Company Board in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for by the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

         Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined by the Company Board, which determination shall be final, binding and conclusive; PROVIDED, HOWEVER, that any adjustments or modifications to the Plan or options thereunder pursuant to this Section 9 shall be subject to the approval of the Compensation Committee.

10.      AMENDMENT OF THE PLAN

         The Company Board may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever; PROVIDED, HOWEVER, that (a) without approval of the shareholders of Parent, the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect share dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted; PROVIDED FURTHER, HOWEVER, that any such suspension, discontinuance or abandonment, or revision or amendment, of the Plan shall be subject to the approval of the Board of Directors of Parent.

11.      ADOPTION OF PLAN

         The Plan became effective when adopted by the Board of Directors of Foster Wheeler Corporation, which was done on January 31, 1995, and approved by the stockholders of Foster Wheeler Corporation at a duly held stockholders' meeting by favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to stockholders. The Company Board approved the assumption by the Company of the Plan and all outstanding options thereunder in connection with the reorganization transactions contemplated by, and pursuant to, that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 2001, among Foster Wheeler Corporation, Parent and Foster Wheeler LLC, an indirect wholly-owned subsidiary of Parent. The Plan is hereby amended and restated in its entirety, effective as of the Effective Time (as defined in the Merger Agreement). Adoption of the Plan by Foster Wheeler Corporation or the Company and approval of the Plan by the stockholders of Foster Wheeler Corporation shall not affect the stock option plans of the Company previously adopted by the stockholders of Foster Wheeler Corporation or Parent or options outstanding under such plans. For all dates prior to the Effective Time, references in the Plan to "Common Shares" shall be deemed references to the common stock of Foster Wheeler Corporation. Foster Wheeler LLC and Foster Wheeler International Holdings, Inc., each an indirect, wholly-owned subsidiary of Parent, have executed an agreement to unconditionally guarantee the Company's performance of its obligations under the Plan, effective as of the Effective Time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

                                                PLEASE MARK YOUR VOTES AS
                                                INDICATED IN THIS EXAMPLE  [X]

                                                          WITHHOLD
                                                         AUTHORITY
                                                FOR       for all

Item 1.  Election of four directors.

Nominees are: 01 Victor A. Hebert,
02 Joseph J. Melone, 03 Raymond
J. Milchovich and 04 James E. Schessler         [_]          [_]

To withhold  authority to vote for any
individual nominee, mark a line through the nominee's name.

                                                FOR       AGAINST     ABSTAIN

Item 2.  To amend Bye-law 10(4) to change
         the retirement age for directors.      [_]         [_]         [_]

Item 3.  To amend the 1995 Stock Option Plan.
         the retirement age for directors.      [_]         [_]         [_]

Item 4.  To ratify the appointment of
         independent accountants.               [_]         [_]         [_]


By checking the box to the right, I consent to future access of the [_] annual report, proxy statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. Please disregard if you have previously provided your consent decision.

PLEASE  MARK  THIS  BOX IF YOU  PLAN TO  ATTEND  THE  ANNUAL MEETING.   [_]

                                     ----
                                        |
                                        |


SIGNATURE _____________________________ SIGNATURE ______________________________

DATE ______________

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, ETC., PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

           VOTE BY INTERNET OR TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

                VOTES WILL BE ACCEPTED VIA INTERNET AND TELEPHONE
                 THROUGH 4:00 P.M. EASTERN TIME ON MAY 21, 2002.

    YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/FWC

Access the above web site to authorize the voting of your shares. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number located in the box below, then follow the simple instructions.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

from any touch-tone telephone to authorize the voting of your shares. Have your proxy card in hand when you call. You will be prompted to enter your control number located in the box below, and then follow the instructions given.

                                       OR

                                      MAIL

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                               FOSTER WHEELER LTD.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            FOR THE ANNUAL MEETING OF
                          SHAREHOLDERS ON MAY 22, 2002

        The undersigned hereby appoints Raymond J. Milchovich, Thomas R. O'Brien and Lisa Fries Gardner, each with power to act without the other and with full power of substitution, as proxies to represent and to vote, as indicated on the reverse side of this card, all common shares of Foster Wheeler Ltd. held of record in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey at 9:30 a.m. on Wednesday, May 22, 2002 or any adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED TO APPROVE THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ADJOURNMENTS THEREOF.



       (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)




--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                ADMISSION TICKET


DIRECTIONS TO FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NJ



FROM:

I-78 WEST: Take Route 78 West to Exit 12 (Jutland, Norton). Make a left off the exit ramp and go to the traffic light. Make a left at the light, over Route 78. Make a right at the first light (Frontage Road). Perryville Corporate Park is one half mile on the left. Use the second driveway on the left and follow the signs for annual meeting parking.

I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Clinton) which will be Route 78 West. Follow the directions from I-78 West above.

I-287 SOUTH TO NORTH: Follow Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit 142. Follow the signs for I-78 West, then follow the directions from I-78 West above.

PHILLIPSBURG, ALLENTOWN AND EASTON: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 11 (W. Portal, Pattenburg). Go straight through the traffic light at the end of the exit ramp. Bear left at fork. Perryville Corporate Park entrance is one half mile on the right. Use the first driveway on the right and follow the signs for annual meeting parking.

                         THIS TICKET IS NOT TRANSFERABLE